UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 8, 2005

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.))

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) New Director

On December 8, 2005, the Board of Directors of The Dow Chemical Company (the "Company") elected Geoffery E. Merszei Director of the Company.

At the present time, Mr. Merszei has been named as a member of the Finance Committee.

There is no arrangement or understanding between Mr. Merszei and any other person pursuant to which Mr. Merszei was elected as a director of the Company. There are no transactions in which Mr. Merszei has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 8, 2005

THE DOW CHEMICAL COMPANY

By: /S/ FRANK H. BROD

Name: Frank H. Brod

Title: Corporate Vice President

and Controller